UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2025

AMERICAN FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AFG	New York Stock Exchange
5.875% Subordinated Debentures due March 30, 2059	AFGB	New York Stock Exchange
5.125% Subordinated Debentures due December 15, 2059	AFGC	New York Stock Exchange
5.625% Subordinated Debentures due June 1, 2060	AFGD	New York Stock Exchange
4.5% Subordinated Debentures due September 15, 2060	AFGE	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2025, the Board of Directors (“Board”) of American Financial Group, Inc. (“Company”) elected Craig Lindner Jr. and David L. Thompson Jr. as Directors, effective immediately, until the next annual meeting of shareholders and until their respective successors are duly elected and qualified.

Mr. Lindner currently serves as the Divisional President of AFG Real Estate Investments, a position he has held since 2017. In this role, he manages the Company’s portfolio of apartments, resort and marina properties and other commercial real estate, in addition to its extensive portfolio of commercial mortgages. Mr. Lindner joined the Company in 2002. Over the course of a 20-year career in real estate investing and the insurance industry, he has played a key role in overseeing the management and operations of the Company’s investments in real estate equity and debt.

Mr. Thompson currently serves as Chairman of the Board, President and Chief Operating Officer of Great American Insurance Company (“Great American”), the Company’s flagship property and casualty insurance company. Since joining Great American in 2006, he has served in various senior management capacities and has had direct executive oversight of many of Great American’s specialty property and casualty businesses, as well as its corporate reinsurance operations, the Company’s wholly owned retail agency, Dempsey & Siders, and was instrumental in the formation of its Predictive Analytics function.

There are no arrangements or understandings between Mr. Lindner or Mr. Thompson and any other person pursuant to which Mr. Lindner or Mr. Thompson were elected as Directors of the Company.  Any transactions between the Company and Messrs. Lindner or Thompson requiring disclosure pursuant to Item 404(a) of Regulation S-K were included in the Company’s 2024 Proxy Statement.

Also on February 19, 2025, James E. Evans notified the Board of his intention not to stand for re-election at the 2025 Annual Meeting of Shareholders, though he will continue to serve as a Director through the remainder of his current term.  Mr. Evans will continue to advise the Company as Executive Consultant, a role he has held since his transition from a senior officer and employee of the Company in 2014.  His decision not to stand for re-election at the 2025 Annual Meeting is not the result of any dispute or disagreement with the Company or the Company’s Board on any matter relating to the operations, policies or practices of the Company.

A copy of the press release announcing these events is furnished as Exhibit 99.1 and incorporated by reference in this Item 5.02.  The information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press Release dated February 19, 2025

104	Cover page Interactive Date File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

Date: February 20, 2025	By:	/s/ Joseph C. Alter
Joseph C. Alter
Vice President, Deputy General
Counsel & Secretary